                                   EXHIBIT A
                                   ---------

                         PRO-FORMA DEVELOPMENT BUDGET*

Land                             $ 230,000  -   $ 300,000
Site Work                           70,000  -      90,000
Building                           150,000  -     170,000
Equipment                          140,000  -     150,000
Signage                             20,000  -      30,000
   Architect & Engineering          20,000  -      30,000
                                  --------  -     -------

                    TOTAL        $ 630,000  -   $ 770,000

*Plus construction interest, legal fees and lender inspection costs.